UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2016

Camden National Corporation (Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 30, 2016, Camden National Corporation (the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing that the Company’s Board of Directors declared a three-for-two stock split to be effected in the form of a stock dividend on the Company’s common stock. The three-for-two stock split is payable September 30, 2016, to its common shareholders of record at the close of business on September 15, 2016. Shareholders will receive cash in lieu of any fractional share of common stock that they otherwise would have been entitled to receive in connection with the split, except that participants in the Company’s Dividend Reinvestment & Direct Stock Purchase and Sale Plan will have fractional shares credited to their accounts. The price paid for fractional shares will be the closing price on the last trading day immediately prior to record date.

Item 9.01	Financial Statements and Exhibits.

 (d)    The following exhibits are filed with this Report:

Exhibit No.	Description
99.1	Press release dated August 30, 2016 announcing three-for-two stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2016

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Operating Officer, Chief Financial Officer and Principal Financial & Accounting Officer